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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 of our report on the 1998 and 1997 consolidated financial statements of Physician Reliance Network, Inc. dated February 19,1999, included in US Oncology's Annual Report on Form 10-K for the year ended December 31, 1999. It should be noted that we have not audited any financial statements of Physician Reliance Network, Inc. subsequent to December 31, 1998,or performed any audit procedures subsequent to the date of our report.

     /s/ ARTHUR ANDERSEN LLP
     -----------------------
     ARTHUR ANDERSEN LLP
     Dallas, Texas August 11,  2000